As filed with the Securities and Exchange Commission on August 25, 2006

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ACXIOM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	71-0581897 (I.R.S. Employer Identification Number)

P.O. Box 8180, 1 Information Way

Little Rock, Arkansas 72203-8180

(Address of Principal Executive Offices)

_____________________________________

ACXIOM CORPORATION

RETIREMENT SAVINGS PLAN

(Full Title of the Plan)

______________________________________

Charles D. Morgan

Chairman of the Board and Company Leader

Acxiom Corporation

P. O. Box 8180, 1 Information Way

Little Rock, Arkansas 72203-8180

501-342-1000

(Name and Address of Agent For Service)

Copies of all correspondence to:

Goodloe M. Partee, Esq.

Kutak Rock LLP

124 West Capitol Avenue

Suite 2000

Little Rock, Arkansas 72201

(501) 975-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.10 Par Value(1)	2,500,000	$23.89	$59,725,000	$6,390.58(2)

(1)     Preferred Stock Purchase Rights of Acxiom Corporation (“Acxiom” or “Registrant”) are attached to and trade with the Acxiom Common Stock.

(2)          Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the Acxiom Corporation Retirement Savings Plan as a result of anti-dilution provisions of the plan.

(3)          The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the high and low sales prices of shares of Acxiom’s Common Stock as reported by Nasdaq on August 21, 2006.

________________________________________

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Acxiom Corporation pursuant to General Instruction E to Form S-8 to register an additional 2,500,000 shares of Common Stock that may be issued to participants under the Acxiom Corporation  Retirement Savings Plan (the “Plan”). The contents of the registration statement on Form S-8, file number 333-57470, previously filed by Acxiom Corporation and relating to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

4.2

Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the “Rights Agreement”), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3

Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant’s Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 25, 2006.

ACXIOM CORPORATION

By:	/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on August 25, 2006:

Signature	Title

/s/ William T. Dillard II *	Director
(William T. Dillard II)

/s/ Michael J. Durham *	Director
(Michael J. Durham)

/s/ Mary L. Good *	Director
(Mary L. Good)

/s/ Ann Die Hasselmo *	Director
(Ann Die Hasselmo)

/s/ William J. Henderson *	Director
(William J. Henderson)

/s/ Rodger S. Kline *	Director and
(Rodger S. Kline)	Chief Administrative Leader

/s/ Thomas F. (Mack) McLarty, III *	Director
(Thomas F. (Mack) McLarty, III

/s/ Charles D. Morgan *	Chairman of the Board and Company Leader
(Charles D. Morgan)	(principal executive officer)

/s/ Stephen M. Patterson *	Director
(Stephen M. Patterson)

/s/ Jeffrey W. Ubben*	Director
(Jeffrey W. Ubben)

/s/ Frank J. Cotroneo *	Chief Financial Officer
(Frank J. Cotroneo)	(principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Attorney-in-Fact

INDEX TO EXHIBITS

Number	Exhibit

4.1	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

4.2

Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the “Rights Agreement”), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3

Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant’s Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (filed herewith).